Filed Pursuant to Rule 424(b)(3)
Registration No. 333-174026

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 7, 2011)

1,204,327 Shares
Common Stock
$16.50 per share

BVCF IV, LP, which we refer to as the selling stockholder, is offering 1,204,327 shares of our common stock. We will not receive any proceeds from the sale of shares offered by the selling stockholder.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “SPSC.” On June 8, 2011, the closing price of our common stock was $17.72 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement.

	Per Share	Total

Public offering price	$16.50	$19,871,396
Underwriting discount	$0.50	$602,164
Proceeds, before expenses, to the selling stockholder	$16.00	$19,269,232

Delivery of the securities offered hereby is expected to be made on or about June 14, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Stifel Nicolaus Weisel
Craig-Hallum Capital Group

The date of this Prospectus Supplement is June 9, 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you. None of us, the selling stockholder or the underwriters has authorized any other person to provide you with information different from that contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or contained in any free writing prospectus we may provide you. None of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you constitutes, or may be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information in this prospectus supplement speaks only as of the date of this prospectus supplement unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

SPS Commerce®, SPSCommerce.net, the SPS Commerce logo and other trademarks or service marks of SPS Commerce appearing in this prospectus supplement and the accompanying prospectus are the property of SPS Commerce.

In this prospectus supplement and the accompanying prospectus, company, we, our, and us refer to SPS Commerce, Inc. and its subsidiaries, except where the context otherwise requires.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more information, some of which may not apply to this offering.

This prospectus supplement includes a discussion of risk factors and other special considerations applicable to this particular offering of securities under the heading “Risk Factors.” This prospectus supplement, and the information incorporated herein by reference, may also add, update or change information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.”

S-i

SUMMARY

You should read the following summary together with the more detailed information concerning our company, the common stock being sold in this offering, and our financial statements appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, you should read the rest of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest in our common stock. Read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks described under “Risk Factors.”

SPS Commerce, Inc.

We are a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We provide our solutions through SPSCommerce.net, a hosted software suite that uses pre-built integrations to enable our supplier customers to shorten supply cycle times, optimize inventory levels, reduce costs and satisfy retailer requirements. Once connected to our platform, our customers often require integrations to new organizations that allow us to expand our platform and generate additional revenues.

We deliver our solutions to our customers over the Internet using a Software-as-a-Service model. Our delivery model enables us to offer greater functionality, integration and reliability with less cost and risk than traditional solutions. Our platform features pre-built integrations with 3,000 order management models and over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. Our delivery model leverages our existing integrations across current and new customers. As a result, each integration that we add to SPSCommerce.net makes our platform more appealing to potential customers by increasing the number of pre-built integrations we offer.

A more detailed description of our business is contained in our most recent Annual Report on Form 10-K, which we have incorporated by reference into this prospectus supplement.

Our principal executive offices are located at 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402, and our telephone number is (612) 435-9400. Our website address is www.spscommerce.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Common stock offered by selling stockholder	1,204,327 shares.

Common stock to be outstanding after this offering	11,954,485 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder in this offering. See “Use of Proceeds.”

Nasdaq Global Market symbol	SPSC.

The above information is based upon 11,954,485 shares outstanding as of June 7, 2011. This information does not include (a) 1,845,344 shares of common stock issuable upon the exercise of outstanding options to purchase our common stock at a weighted average exercise price of $7.46 per share or (b) 668,412 shares of common stock reserved for future grants under our 2010 Equity Incentive Plan, subject to increase on an annual basis and subject to increase for shares subject to awards under our prior equity plans that expire unexercised or otherwise do not result in the issuance of shares.

RISK FACTORS

You should carefully consider the risks described below and the risks and uncertainties under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement, and under similar headings in our subsequently filed quarterly reports on Form 10-Q, as well as the other risks and uncertainties described in any free writing prospectus we may provide you and in the other documents incorporated by reference in this prospectus supplement, before making an investment decision. The risks described below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our stock price may be volatile, and the market price of our common stock after this offering may drop below the price you pay.

Shares of our common stock were sold in our April 2010 initial public offering at a price of $12.00 per share, and, as of June 8, 2011, our common stock has subsequently traded as high as $18.50 and as low as $8.45. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	fluctuations in our recorded revenue, even during periods of significant sales order activity;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	failure of any of our solutions to achieve or maintain market acceptance;

•	changes in market valuations of similar companies;

•	success of competitive products or services;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	announcements by us or our competitors of significant solutions, contracts, acquisitions or strategic alliances;

•	regulatory developments in the United States, foreign countries or both;

•	litigation involving our company, our general industry or both;

•	additions or departures of key personnel;

•	investors’ general perception of us; and

•	changes in general economic, industry and market conditions.

In addition, if the market for software stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Low trading volume of our common stock may adversely affect the price of our shares.

Our common stock has experienced limited trading volume since our initial public offering closed in April 2010. There can be no assurance the volume of trading in our common stock will increase after this offering or that a liquid market for our common stock will develop or be sustained. Limited trading volume subjects our common stock to greater price volatility and may make it difficult for you to sell your shares at a price that is attractive to you.

Future sales of our common stock by our existing stockholders could cause our stock price to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. None of our directors, officers or other stockholders has entered into a lock-up agreement for the benefit of the underwriters in connection with this offering. As of June 7, 2011, we had 2,513,756 shares of our common stock collectively issuable under our 2010 Equity Incentive Plan and our 2001 Stock Option Plan, all of which are covered by effective registration statements. Furthermore, certain holders of our common stock have the right to demand that we file registration statements, or request that their shares be covered by a registration statement that we are otherwise filing, with respect to the shares of our common stock held by them, and will have the right to include those shares in any registration statement that we file with the SEC, subject to exceptions, which would enable those shares to be sold in the public market.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. These provisions:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as our board may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed by resolution of the board of directors;

•	divide our board of directors into three classes;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•	do not provide for cumulative voting rights.

In addition, Section 203 of the Delaware General Corporation Law generally limits our ability to engage in any business combination with certain persons who own 15% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past three years have owned 15% or more of our outstanding voting stock. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

We do not intend to declare dividends on our stock in the foreseeable future.

We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, you should not expect to receive dividend income from shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, and any free writing prospectus that we may provide contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, or in any free writing prospectus we may provide you. These factors include:

•	less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry;

•	lack of acceptance of new solutions we offer;

•	an inability to continue increasing our number of customers or the revenues we derive from our recurring revenue customers;

•	continued economic weakness and constrained retail sales;

•	an inability to effectively develop new solutions that compete effectively with the solutions our current and future competitors offer;

•	risk of increased regulation of the Internet;

•	an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses;

•	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance or repairs, upgrades or capital asset additions;

•	an inability to effectively manage our growth;

•	lack of capital available on acceptable terms to finance our continued growth;

•	risks of conducting international commerce, including foreign currency exchange rate fluctuations, changes in government policies or regulations, longer payment cycles, trade restrictions, economic or political instability in foreign countries where we may increase our business and reduced protection of our intellectual property;

•	an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop our solutions; and

•	the other risk factors discussed in documents filed by us with the SEC, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

We cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, or in any free writing prospectus, will prove to be accurate. Prospective investors therefore are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, including the information that is incorporated by reference herein or therein, and any free writing prospectus completely. Other than as required by law, we undertake no obligation to update or revise any forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

The purpose of this offering is to provide liquidity for the selling stockholder. The net proceeds from the sale of the shares of common stock in this offering will be received by the selling stockholder. We will not receive any proceeds from this offering.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has traded on the Nasdaq Global Market under the symbol “SPSC” since April 22, 2010. Our initial public offering was priced at $12.00 per share. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the Nasdaq Global Market.

	High	Low

Fiscal 2010
Second Quarter (from April 22, 2010)	$14.50	$10.90
Third Quarter	$12.83	$8.45
Fourth Quarter	$15.98	$11.59
Fiscal 2011
First Quarter	$17.30	$13.59
Second Quarter (through June 8, 2011)	$18.50	$13.65

On June 8, 2011, the closing price per share of our common stock was $17.72. On June 6, 2011, there were approximately 86 record holders of our common stock.

SELLING STOCKHOLDER

The following table sets forth certain information with respect to the selling stockholder’s beneficial ownership of our outstanding common stock as of June 7, 2011. This table lists the percentage ownership based on 11,954,485 shares of common stock outstanding as of that date. The address for BVCF IV, LP is c/o Adams Street Partners, LLC, One N. Wacker Drive, Chicago, Illinois 60606. Adams Street Partners, LLC is the sole general partner of BVCF IV, LP and Adams Street Partners, LLC is deemed to have sole voting and investment power over the shares held by BVCF IV. George H. Spencer, III is a senior consultant of Adams Street Partners, LLC and is a member of our board of directors. Mr. Spencer initially was elected to our board of directors pursuant to a voting agreement that was entered into prior to our initial public offering among certain holders of our previously outstanding preferred stock. This voting agreement terminated in connection with the closing of our initial public offering. Mr. Spencer disclaims beneficial ownership of the shares owned by BVCF IV, except to the extent of his pecuniary interest therein.

Shares Beneficially Owned
	Shares Beneficially Owned		Shares to be	Subsequent
	Prior to the Offering		Sold in the	to the Offering
Name of Selling Stockholder	Shares	Percent	Offering	Shares	Percent

BVCF IV, LP	1,204,327	10.1%	1,204,327	—	—

Registration Rights Agreement with Selling Stockholder

BVCF IV is one of certain holders of our common stock that has registration rights with respect to our common stock. As of June 7, 2011, BVCF IV owned 1,204,327 shares of our common stock subject to these registration rights, which are described in more detail below.

Demand Registration Rights

We are obligated to effect up to four registrations as requested by the holders of our common stock having registration rights, including two that may be on Form S-1. A request for registration must cover at least 20% in the aggregate of the then outstanding shares, on a fully diluted basis, entitled to registration rights. We may delay the filing of a registration statement in connection with a demand registration for a period of up to 120 calendar days upon the advice of the investment banker(s) and manager(s) that will administer the offering.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect), we will include in these registrations all securities with respect to which we have received written requests for inclusion under our registration rights agreement, but subject to certain limitations. We will not make any public sale or distribution of any of our securities during the seven days prior to and the 90 days after the effective date of any underwritten demand registration or any underwritten piggyback registration unless the managing underwriters agree otherwise. We will not register any of our securities until at least three months has elapsed from the effective date of the previous registration (except for the registration of securities to be issued in connection with employee benefit plans, to permit exercise or conversions of previously issued options, warrants, or other convertible securities or in connection with a demand registration). We will pay substantially all of the registration expenses of the holders of the shares registered pursuant to the demand and piggyback registrations described above.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below has severally agreed to purchase from the selling stockholder the aggregate number of shares of common stock set forth opposite their respective names below:

Number of
Underwriter	Shares

Stifel, Nicolaus & Company, Incorporated	1,107,981
Craig-Hallum Capital Group LLC	96,346

Total	1,204,327

Stifel, Nicolaus & Company, Incorporated is the book-running manager and Craig-Hallum Capital Group LLC is co-manager.

All of the shares to be purchased by the underwriters will be purchased from the selling stockholder.

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits them to purchase and pay for all of the shares of common stock listed above if any are purchased.

The underwriting agreement provides that we and the selling stockholder will indemnify the underwriters against liabilities specified in the underwriting agreement under the Securities Act, or will contribute to payments that the underwriters may be required to make relating to these liabilities.

Stifel, Nicolaus & Company, Incorporated expects to deliver the shares of common stock to purchasers on or about June 14, 2011.

Commissions and Discounts

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $0.30 per share of common stock to other dealers specified in a master agreement among underwriters who are members of the Financial Industry Regulatory Authority, Inc. After this offering, the offering price, concessions and other selling terms may be changed by the underwriters. Our common stock is offered subject to receipt and acceptance by the underwriters and to other conditions, including the right to reject orders in whole or in part.

The following table summarizes the compensation to be paid to the underwriters and the proceeds, before expenses, payable to the selling stockholder:

	Per Share	Total

Public offering price	$16.50	$19,871,396
Underwriting discount	0.50	602,164
Proceeds, before expenses, to the selling stockholder	16.00	19,269,232

We will not receive any proceeds from this offering. We will pay all fees and expenses incident to this offering other than underwriting discounts and commissions. We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be $125,000.

Indemnification of Underwriters

We and the selling stockholder will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we or the selling stockholder are unable to provide this indemnification, we and the selling stockholder will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We have agreed that for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, offer, sell or otherwise dispose of any shares of common stock, except for the shares of common stock issuable upon exercise of outstanding options on the date of this prospectus supplement and the shares of our common stock that are issued under our 2010 Equity Incentive Plan. This 90-day period will be automatically extended if: (1) during the last 17 days of the restricted period we issue an earnings release or announce material news or a material event or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period following the last day of the period, in which case the restrictions described in this paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Nasdaq Stock Market

Our common stock is listed on the Nasdaq Global Market under the symbol “SPSC.”

Short Sales, Stabilizing Transactions and Penalty Bids

The underwriters have informed us that they will not engage in over-allotment, stabilizing or syndicate covering transactions in connection with this offering.

LEGAL MATTERS

The validity of shares of common stock has been passed upon for us by Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901. The underwriters have been represented in connection with this offering by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of SPS Commerce, Inc. as of December 31, 2009 and 2010 and for each of the three years in the period ended December 31, 2010 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Direct EDI, LLC as of December 31, 2010 and 2009 and for the year ended December 31, 2010 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of Sonnenberg & Company, CPAs, A Professional Corporation, upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, as amended, and file reports, proxy and information statements and other information with the SEC. Information filed with the SEC by us may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers such as us who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus supplement supersedes information that we have filed with the SEC prior to the date of this prospectus supplement, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus supplement. We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Current Report on Form 8-K under Item 5.02 filed with the SEC on February 9, 2011;

•	Current Report on Form 8-K filed with the SEC on March 2, 2011;

•	Quarterly Report on Form 10-Q filed with the SEC on May 5, 2011;

•	Current Report on Form 8-K filed with the SEC on May 6, 2011;

•	Current Report on Form 8-K filed with the SEC on May 18, 2011;

•	Current Report on Form 8-K filed with the SEC on May 23, 2011;

•	Current Report on Form 8-K filed with the SEC on June 9, 2011;

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 19, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering (except for information furnished and not filed with the SEC in a Current Report on Form 8-K).

The documents incorporated by reference (other than exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402; telephone (612) 435-9400.

1,404,327 Shares

Common Stock

This prospectus relates to 200,000 shares of our common stock that we may offer for sale from time to time and 1,204,327 shares of our common stock that may be offered for sale from time to time by BVCF IV, LP, which we refer to as the selling stockholder. The selling stockholder acquired these shares of common stock upon the conversion of shares of preferred stock in connection with our initial public offering in April 2010. The selling stockholder acquired the shares of preferred stock that were converted into common stock in privately placed financing transactions that occurred prior to our initial public offering. We will not receive any proceeds from the sale of shares offered by this prospectus by the selling stockholder.

The common stock covered by this prospectus may be sold at fixed prices, prevailing market prices at the time of sale, prices related to prevailing market prices, varying prices determined at the time of sale or negotiated prices. If the common stock covered by this prospectus is sold through underwriters, dealers or agents, we will name in the applicable prospectus supplement the underwriters, dealers or agents and describe the compensation to be paid to those persons. See “Plan of Distribution” in this prospectus.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “SPSC.” On June 2, 2011, the closing price of our common stock was $16.25 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2011.

You should rely only on the information contained in this prospectus, including the information we are incorporating by reference, and in any prospectus supplement or free writing prospectus we may provide you. We have not, and the selling stockholder has not, authorized any other person to provide you with information different from that contained in this prospectus or in any prospectus supplement or free writing prospectus we may provide you. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SPS Commerce®, SPSCommerce.net, the SPS Commerce logo and other trademarks or service marks of SPS Commerce appearing in this prospectus are the property of SPS Commerce.

In this prospectus, company, we, our, and us refer to SPS Commerce, Inc. and its subsidiaries, except where the context otherwise requires.

i

SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information incorporated by reference in this prospectus, and the information in any prospectus supplement or free writing prospectus we may provide you before making an investment decision.

SPS Commerce, Inc.

We are a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We provide our solutions through SPSCommerce.net, a hosted software suite that uses pre-built integrations to enable our supplier customers to shorten supply cycle times, optimize inventory levels, reduce costs and satisfy retailer requirements. Once connected to our platform, our customers often require integrations to new organizations that allow us to expand our platform and generate additional revenues.

We deliver our solutions to our customers over the Internet using a Software-as-a-Service model. Our delivery model enables us to offer greater functionality, integration and reliability with less cost and risk than traditional solutions. Our platform features pre-built integrations with 3,000 order management models and over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. Our delivery model leverages our existing integrations across current and new customers. As a result, each integration that we add to SPSCommerce.net makes our platform more appealing to potential customers by increasing the number of pre-built integrations we offer.

A more detailed description of our business is contained in our most recent Annual Report on Form 10-K which we have incorporated by reference into this prospectus.

Our principal executive offices are located at 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402, and our telephone number is (612) 435-9400. Our website address is www.spscommerce.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Common stock offered by us	200,000 shares.

Common stock offered by the selling stockholder	1,204,327 shares.

Selling stockholder	BVCF IV, LP.

Common stock outstanding	11,945,650 shares as of June 2, 2011.(1)

Offering price	Market price or privately negotiated prices.

Use of proceeds	Unless otherwise provided in the applicable prospectus supplement, we intend to use any net proceeds from the sale of shares we are offering by this prospectus to pay the expenses we will incur in connection with any offering conducted using this prospectus and for working capital and general corporate purposes. We will not receive any of the proceeds from the sale of any shares by the selling stockholder offered by this prospectus. See “Use of Proceeds.”

Nasdaq Global Market symbol	SPSC.

(1)	Excludes the following as of June 2, 2011: (a) 1,854,179 shares of common stock issuable upon the exercise of outstanding options to purchase our common stock at a weighted average exercise price of $7.44 per share and (b) 668,412 shares of common stock reserved for future grants under our 2010 Equity Incentive Plan, subject to increase on an annual basis and subject to increase for shares subject to awards under our prior equity plans that expire unexercised or otherwise do not result in the issuance of shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any prospectus supplement or free writing prospectus we may provide you and in the other documents incorporated in this prospectus by reference. Our business, financial condition or results of operations could be materially adversely affected by any of those risks. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment. See the section entitled “Where You Can Find More Information” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we are incorporating by reference, and any accompanying prospectus supplement or free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, including the information we are incorporating by reference, and in any accompanying prospectus supplement or free writing prospectus we may provide you. These factors include:

•	less than expected growth in the supply chain management industry, especially for Software-as-a-Service solutions within this industry;

•	lack of acceptance of new solutions we offer;

•	an inability to continue increasing our number of customers or the revenues we derive from our recurring revenue customers;

•	continued economic weakness and constrained retail sales;

•	an inability to effectively develop new solutions that compete effectively with the solutions our current and future competitors offer;

•	risk of increased regulation of the Internet;

•	an inability to identify attractive acquisition opportunities, successfully negotiate acquisition terms or effectively integrate acquired companies or businesses;

•	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance or repairs, upgrades or capital asset additions;

•	an inability to effectively manage our growth;

•	lack of capital available on acceptable terms to finance our continued growth;

•	risks of conducting international commerce, including foreign currency exchange rate fluctuations, changes in government policies or regulations, longer payment cycles, trade restrictions, economic or political instability in foreign countries where we may increase our business and reduced protection of our intellectual property;

•	an inability to add sales and marketing, research and development or other key personnel who are able to successfully sell or develop our solutions; and

•	the other risk factors discussed in documents filed by us with the SEC, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

We cannot assure you that the forward-looking statements in this prospectus, including the information we are incorporating by reference, or in any accompanying prospectus supplement or free writing prospectus, will prove to be accurate. Prospective investors therefore are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus, including the information we are incorporating by reference, and any accompanying prospectus supplement or free writing prospectus completely. Other than as required by law, we undertake no obligation to update or revise any forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from any sale of shares we are offering by this prospectus to pay the expenses we will incur in connection with any offering conducted using this prospectus and for working capital and general corporate purposes. We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholder under this prospectus.

SELLING STOCKHOLDER

We are registering 200,000 shares of our common stock for sale by us and 1,204,327 shares of our common stock for resale by BVCF IV, LP. The selling stockholder acquired these shares of common stock upon the conversion of shares of preferred stock in connection with our initial public offering in April 2010. The selling stockholder acquired the shares of preferred stock that were converted into common stock in privately placed financing transactions that occurred prior to our initial public offering. The shares are being registered to promote orderly public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time.

The following table sets forth certain information with respect to the selling stockholder’s beneficial ownership of our outstanding common stock as of June 2, 2011. This table lists the percentage ownership based on 11,945,650 shares of common stock outstanding as of that date. The address for BVCF IV, LP is c/o Adams Street Partners, LLC, One N. Wacker Drive, Chicago, Illinois 60606. Adams Street Partners, LLC is the sole general partner of BVCF IV, LP and Adams Street Partners, LLC is deemed to have sole voting and investment power over the shares held by BVCF IV. George H. Spencer, III is a senior consultant of Adams Street Partners, LLC and is a member of our board of directors. Mr. Spencer initially was elected to our board of directors pursuant to a voting agreement that was entered into prior to our initial public offering among certain holders of our previously outstanding preferred stock. This voting agreement terminated in connection with the closing of our initial public offering. Mr. Spencer disclaims beneficial ownership of the shares owned by BVCF IV, except to the extent of his pecuniary interest therein.

	Shares Beneficially		Shares	Shares Beneficially
	Owned Prior to		Offered by	Owned Subsequent to
	the Offering		This	the Offering(1)
Name of Selling Stockholder	Shares	Percent	Prospectus	Shares	Percent

BVCF IV, LP	1,204,327	10.1%	1,204,327	—	—

(1)	Assumes the sale of all shares offered hereby. We and the selling stockholder may elect to sell none, some or all of the shares offered hereby.

Registration Rights Agreement with Selling Stockholder

BVCF IV is one of certain holders of our common stock that has registration rights with respect to our common stock. As of June 2, 2011, BVCF IV owned 1,204,327 shares of our common stock subject to these registration rights, which are described in more detail below.

Demand Registration Rights

We are obligated to effect up to four registrations as requested by the holders of our common stock having registration rights, including two that may be on Form S-1. A request for registration must cover at least 20% in the aggregate of the then outstanding shares, on a fully diluted basis, entitled to registration rights. We may delay the filing of a registration statement in connection with a demand registration for a period of up to 120 calendar days upon the advice of the investment banker(s) and manager(s) that will administer the offering.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect), we will include in these registrations all securities with respect to which we have received written requests for inclusion under our registration rights agreement, but subject to certain limitations. We will not make any public sale or distribution of any of our securities during the seven days prior to and the 90 days after the effective date of any underwritten demand registration or any underwritten piggyback registration unless the managing underwriters agree otherwise. We will not register any of our securities until at least three months has elapsed from the effective date of the previous registration (except for the registration of securities to be issued in connection with employee benefit plans, to permit exercise or conversions of previously issued options, warrants, or other convertible securities or in connection with a demand registration). We will pay substantially all of the registration expenses of the holders of the shares registered pursuant to the demand and piggyback registrations described above.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the common stock we are registering directly to purchasers or through underwriters, broker-dealers or agents, or through a combination of any of the foregoing, who may receive compensation in the form of discounts, concessions or commissions from us, the selling stockholder or the purchasers. The name of any such underwriter, broker-dealer or agent involved in the offer and sale of shares, the amounts underwritten and the nature of its obligations to take the shares will be set forth, in the event a prospectus supplement is required, in the applicable prospectus supplement. The maximum compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. in connection with any distribution of the shares we are registering will not exceed 8% of the proceeds from any sale of such shares.

Sales of common stock may involve:

•	sales to underwriters who will acquire shares of common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale;

•	block transactions in which the broker or dealer so engaged may sell shares as agent or principal;

•	purchases by a broker or dealer as principal who resells the shares for its account;

•	an exchange distribution in accordance with the rules of any such exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated sales, which may include sales directly to institutions.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange on which our common stock may be listed at the time of sale, including the Nasdaq Global Market;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

If we and/or the selling stockholder utilize an underwriter in the sale of the common stock being offered by this prospectus, we and/or the selling stockholder will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in any prospectus supplement that the underwriter might use to make resales of the common stock to the public. In connection with the sale of the common stock, we, the selling stockholder or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we and/or the selling stockholder pay to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We and/or the selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We and/or the selling stockholder may grant underwriters who participate in the distribution of common stock under this prospectus an option to purchase additional common stock to cover any over-allotments in connection with the distribution.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involves the sale by persons participating in the offering of more common stock than we and/or the selling stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We and/or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us and/or the selling stockholder or borrowed from us and/or the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us and/or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we and/or the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The selling stockholder may also sell the common stock short and deliver these shares to close out any short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it hereby will be the purchase price of the common stock less discounts and commissions, if any. We will pay all fees and expenses incident to the registration of the shares offered by this prospectus. The aggregate proceeds we will receive from the sale of the common stock offered by us hereby will be the purchase price of the common stock less discounts and commissions, if any, and the fees and expenses incident to the registration of the shares offered by this prospectus. We and the selling stockholder each reserve the right to accept and, together with our respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

Our common stock is listed for trading on the Nasdaq Global Market. In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

We, the selling stockholder and any other person participating in a distribution are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution.

We and the selling stockholder may decide not to sell any of the common stock described in this prospectus. We cannot assure you that we or the selling stockholder will use this prospectus to sell any or all of the common stock. Any shares offered by the selling stockholder pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. In addition, the selling stockholder may transfer, devise or gift the underlying common stock by other means not described in this prospectus.

LEGAL MATTERS

The validity of shares of common stock will be passed upon for us by Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901.

EXPERTS

The consolidated financial statements of SPS Commerce, Inc. as of December 31, 2009 and 2010 and for each of the three years in the period ended December 31, 2010 incorporated by reference in this prospectus and registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Direct EDI, LLC as of December 31, 2010 and December 31, 2009 and for the year ended December 31, 2010 incorporated by reference in this prospectus and registration statement have been so incorporated by reference in reliance on the report of Sonnenberg & Company, CPAs, A Professional Corporation, upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy and information statements and other information with the SEC. Information filed with the SEC by us may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers such as us who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Current Report on Form 8-K under Item 5.02 filed with the SEC on February 9, 2011;

•	Current Report on Form 8-K filed with the SEC on March 2, 2011;

•	Quarterly Report on Form 10-Q filed with the SEC on May 5, 2011;

•	Current Report on Form 8-K filed with the SEC on May 6, 2011;

•	Current Report on Form 8-K filed with the SEC on May 18, 2011;

•	Current Report on Form 8-K filed with the SEC on May 23, 2011;

•	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 19, 2010, including any amendments or reports filed for the purpose of updating the description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering (except for information furnished and not filed with the SEC in a Current Report on Form 8-K).

The documents incorporated by reference (other than exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402; telephone (612) 435-9400.

1,204,327 Shares
Common Stock

PROSPECTUS SUPPLEMENT
June 9, 2011

Stifel Nicolaus Weisel
Craig-Hallum Capital Group

Neither we nor the selling stockholder or underwriters have authorized anyone to provide information different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.